EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-163100, 333-155389, 333-138249 and 333-119636) of Aehr Test Systems of our report dated August 28, 2012 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

E. Palo Alto, California August 28, 2012

59